                                                                     EXHIBIT 5.1

             [LETTERHEAD OF MUNSCH HARDT KOPF HARR & DINAN, P.C.]


                                                                  (214) 855-7567


                               January 17, 1997



EXCEL Communications, Inc.
8750 North Central Expressway
Dallas, Texas 75231

     Re: Registration of up to 9,330,000 shares of Common Stock, par value $.001 per share, pursuant to a Registration Statement on Form S-8

Gentlemen:

     At the request of EXCEL Communications, Inc., a Delaware corporation (the "Company"), this opinion is being furnished to the Company for filing as Exhibit
5.1 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to up to 9,330,000 shares (the "Shares") of the Common Stock, par value $.001 per share, of the Company that may be issued by the Company from time to time
(i) to participants in the EXCEL Communications, Inc. 1995 Stock Option Plan (the "1995 Stock Option Plan") pursuant to the provisions of the 1995 Stock Option Plan, (ii) to participants in the EXCEL Communications, Inc. 1997 Director Stock Option Plan (the "1997 Director Stock Option Plan") pursuant to the provisions of the 1997 Director Stock Option Plan, and (iii) to Ronald A. McDougall pursuant to a Director Stock Option Agreement, dated as of August 26, 1996 (the "McDougall Agreement"), between Mr. McDougall and the Company.

     In our capacity as counsel to the Company and for the purpose of rendering the opinions hereinafter expressed, we have relied solely upon the documents, certificates and other items described on Exhibit A attached hereto and have
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made no other investigation or inquiry.

     This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. The general qualifications of the Accord apply to all of the opinions set forth herein.

EXCEL Communications, Inc.
January 17, 1997
Page 2

     Based solely upon the foregoing, and subject to the qualifications, limitations, and assumptions set forth in the Accord and set forth below, we are of the opinion that the Shares that may be issued and sold pursuant to the 1995 Stock Option Plan, the 1997 Director Stock Option Plan and the McDougall Agreement and, where required, authorized forms of agreements evidencing the grant of stock options thereunder will be, when issued and sold in accordance with the 1995 Stock Option Plan, the 1997 Director Stock Option Agreement and the McDougall Agreement, as the case may be, and such authorized forms of stock option agreements and for a consideration at least equal to the par value of such Shares, duly authorized and validly issued, fully paid, and nonassessable.

     For purposes of rendering the above opinion, we have assumed with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of the par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Certificate of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any options or shares of Common Stock issued under the 1995 Stock Option Plan, the 1997 Director Stock Option Plan and the McDougall Agreement, and (iv) that no change occurs in the applicable law or the pertinent facts.

     The opinion set forth above is limited to the substantive laws of the State of Delaware and no opinion is expressed herein as to matters governed by any other law.

     This opinion is rendered solely to you in connection with the foregoing matters. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and also to the use of our name in the Registration Statement and the prospectus that is deemed to be a part thereof under the caption "Legal Matters" as having passed upon certain legal matters in connection with the Shares. By so consenting, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        MUNSCH HARDT KOPF HARR & DINAN, P.C.



                                        By:  /s/ A. Michael Hainsfurther
                                             -----------------------------------
                                             A. Michael Hainsfurther

                                   EXHIBIT A
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1. Certificate of Incorporation of the Company, as certified by the Secretary of State of Delaware on January 14, 1997.

2.   Bylaws of the Company.

3. Certificate of Existence for the Company issued by the Secretary of State of Delaware on January 14, 1997.

4. The 1995 Stock Option Plan, together with authorized forms of agreements evidencing the grant of stock options thereunder.

5. The 1997 Director Stock Option Plan, together with authorized forms of agreements evidencing the grant of stock options thereunder.

6.   The McDougall Agreement.

7. Officer's Certificate, dated the date hereof, executed by the President and Secretary of the Company certifying, among other things, (i) the resolutions pursuant to which the 1995 Stock Option Plan and the First Amendment thereto were adopted by the directors and stockholders of the Company and pursuant to which shares to be issued pursuant to the 1995 Stock Option Plan were reserved for issuance by the Company's board of directors, (ii) the resolutions pursuant to which the Second Amendment to the 1995 Stock Option Plan and the 1997 Director Stock Option Plan were adopted by the directors of the Company and pursuant to which shares to be issued pursuant to the 1997 Director Stock Option Plan were reserved for issuance by the Company's board of directors, (iii) the resolutions pursuant to which the McDougall Agreement was adopted by the directors of the Company and pursuant to which shares to be issued pursuant to the McDougall Agreement were reserved for issuance by the Company's board of directors, (iv) the Certificate of Incorporation and Bylaws of the Company, as amended, (v) the 1995 Stock Option Plan, together with authorized forms of agreements evidencing the grant of stock options thereunder, the 1997 Director Stock Option Plan, together with authorized forms of agreements evidencing the grant of stock options thereunder, and the McDougall Agreement and (vi) the authorized Common Stock, the number of issued and outstanding shares of Common Stock of the Company, and the number of shares of Common Stock reserved for issuance by the Company under the 1995 Stock Option Plan, the 1997 Director Stock Option Plan and the McDougall Agreement.

8. Telephone confirmation by the Secretary of State of Delaware on the date hereof that the Company is validly existing and in good standing under the laws of the State of Delaware.